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                                                              Exhibit 4.1


This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company (as defined below) or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXCEPT AS OTHERWISE PROVIDED IN THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                THE MAY DEPARTMENT STORES COMPANY

                      8% DEBENTURE DUE 2012

                                                 CUSIP 577778 BN2
                                                     $200,000,000

R-1

  THE MAY DEPARTMENT STORES COMPANY, a corporation duly organized and existing under the laws of the State of New York (herein called the "Company", which term includes any successor corporation under the Indenture herein referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on July 15, 2012, and to pay interest thereon from July 14, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 of each year, commencing January 15, 2001, at the rate of 8% per annum, until the principal hereof is fully paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the first day of January or July (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

  Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated: July 14, 2000

                                THE MAY DEPARTMENT STORES COMPANY
                                     a New York corporation
[Seal]


                                By:________________________________
                                     Richard A. Brickson
                                     Secretary

Attest: ____________________________
       Linda J. Balicki
       Assistant Secretary


This is one of the Securities of the series designated therein issued under the within-mentioned Indenture.

                           BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION as Trustee

                           By: _______________________________
                                Authorized Officer

                       REVERSE OF Debenture


                THE MAY DEPARTMENT STORES COMPANY
                      8% Debenture Due 2012


  This Security is one of a duly authorized series of guaranteed debt securities of the Company (herein called the "Debentures"), issued under an Indenture, dated as of June 17, 1996 (herein called the "Indenture"), among the Company, The May Department Stores Company, a Delaware corporation (the "Guarantor") and Bank One Trust Company, National Association (successor in interest to The First National Bank of Chicago), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), which provides for the issuance by the Company from time to time of debt securities of the Company (herein called the "Debt Securities") in one or more series, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000.

  This Debenture will be redeemable, in whole or from time to time in part, at the option of the Company on any date (a "Redemption Date"), at a redemption price equal to the greater of (1) 100 percent of the principal amount of the Debentures to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to that Redemption Date) discounted to that Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to that Redemption Date; provided that installments of interest on the Debentures which are due and payable on an interest payment date falling on or prior to the relevant Redemption Date shall be payable to the holders of those Debentures, registered as such at the close of business on the relevant record date according to their terms and the provisions of the Indenture.

  "Treasury Rate" means, with respect to any Redemption Date for the Debentures, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month) or
(2) if that release (or any successor release) is not published during the week preceding the calculation date or does not contain those yields, the rate per annum equal to the semi-annual equivalent yield to maturity the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Debentures.

  "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if that firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with the Company.

  "Comparable Treasury Price" means with respect to any Redemption Date for the Debentures (1) the average of five Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

  "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated, Chase Securities Inc. and Salomon Smith Barney Inc., and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

  "Reference Treasury Dealer Quotations" means with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that Redemption Date.

  Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of the Debentures to be redeemed. If less than all the Debentures are to be redeemed at the Company's option, the Trustee shall select, in such manner as it shall deem fair and appropriate, the Debentures to be redeemed in whole or in part.

  If an Event of Default with respect to the Debentures shall occur and be continuing, the principal amount of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture and the waiver of compliance by the Company with certain provisions of the Indenture at any time with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time Outstanding (or, in case less than all of the several series of Debt Securities then Outstanding are affected, of the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each affected series). The Indenture also permits the Holders of a majority in principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

  The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of the Debentures and (2) certain restrictive covenants and certain Events of Default applicable to the Debentures, upon compliance by the Company with certain conditions set forth in the Indenture and in an Officers' Certificate issued pursuant to the Indenture.

  As provided in and subject to the provisions of the Indenture, any Holder of these Debentures shall not have the right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Debentures, the Holders of not less than 25% in principal amount of the Debentures at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of the Debentures at the time outstanding a direction inconsistent with such request and shall have failed to institute any such proceedings, for 60 days after receipt of such notice, request and offer of indemnity.

  No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture is registrable in the Debenture Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose in The City of New York, New York, or at any other office or agency designated for that purpose by the Company pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

  The Debentures are issuable only in registered form without coupons in denominations of $1,000 and any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

  All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GUARANTEE

  For good and valuable consideration, receipt of which is acknowledged, and intending to be legally bound, the Guarantor hereby unconditionally guarantees the due and punctual payment of the principal of, sinking fund payment, if any, premium, if any, and interest on, and any Redemption Price with respect to this Debenture, when and as the same shall become due and payable, whether at maturity, upon acceleration or redemption or otherwise, in accordance with the terms of this Debenture and the Indenture.


                      THE MAY DEPARTMENT STORES COMPANY
                           a Delaware corporation
[Seal]

                      By: _______________________________
                           Richard A. Brickson
                           Secretary


Attest: ____________________________
       Linda J. Balicki
       Assistant Secretary

                       (FORM OF ASSIGNMENT)

                          ABBREVIATIONS

  The following abbreviations, when used in the inscription on the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT - ______(Cust) Custodian ______(Minor) under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used though not in the above list.


                            ASSIGNMENT

FOR VALUE RECEIVED ___________________________ hereby sell(s), assign(s) and transfer(s) unto


                           PLEASE INSERT SOCIAL SECURITY OR OTHER
                                   IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address of Assignee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing _________________________________________ Attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:                                    _________________________________




Notice: The signature to this assignment must correspond with the name as written upon the face of this Debenture in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed: _________________________________________________

Notice: Signature(s) must be guaranteed by an "eligible guarantor institution" that is a member or participant in a "signature guarantee program" (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program).